Zoho Sign Document ID: PCWJ1QNC5NERVZLQ8HXSN5F9VZPRFNALW19AXPZWQGG

First Choice Business Brokers 1642 Westwood Blvd, Suite 201 Los Angeles, CA 90024

Phone (424)832-3410     FAX: (424)832-3411

CONTINGENCY NON-RELEASE, CONTRACT CANCELLATION and EARNEST MONEY DEPOSIT REFUND/DISBURSEMENT INSTRUCTIONS (235)

Regarding the Asset Purchase Agreement dated

January 25, 2021

(date of offer)

between

Frank Igwealor, Managing Member, Malcolm Wingate Cush Franklin LLC

(Buyer)

and

Yaro Celis, Managing Member, YCO Productions, LLC

(Seller)

for the Business known as:

YCO Bitcoin

The Seller of the above named Business is hereby notified that my/our offer to purchase the above named business is hereby WITHDRAWN.

The reason for this non-release and cancellation is:

Per #2 of the APA, the Buyer defaulted on the agreement by not depositing the Earnest Money Deposit into escrow within two (2) Business days of the agreement being executed, which was on February 1, 2021.

  Buyer hereby requests escrow to release and refund the Buyer’s Earnest Money Deposit (minus investigative fees, if any)   Buyer hereby releases the Earnest Money Deposit held with escrow (amount) $          n/a            as liquidated damages.

The signed Asset Purchase Agreement is hereby terminated with NO FUTURE LIABILITY to any party including First Choice Business Brokers #130.

Buyer(s):

Frank Igwealor, Managing Member, Malcolm Wingate Cush Franklin LLC

(Print Name and Corporate Title, if applicable)

:

Signature                                                                        Date: Feb 16 2021 S1i9g:n3a3turPeS: T                                                    Date:

e:

Agent Name:       Adrianna Smith / Lana Hout                                Agent Signatur                                                                        DaFtee: b 17 2021 10:07

Feb 17 2021 13:48

So agreed and understood;

Seller(s):

Yaro Celis, Managing Member, YCO Productions, LLC

(Print Name and Corporate Title, if applicable)

Signature:                                                                       Date: Feb 16 2021 S1i3g:n1a0turPeS: T                                                    Date:

e:

Agent Name:   Adrianna Smith / Lana Hout                                    Agent Signatur                                                                        DaFtee: b 17 2021 10:07

Feb 17 2021 13:48

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